UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SPECTRA ENERGY PARTNERS, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	41-2232463
(State of incorporation or organization)	(IRS Employer Identification No.)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which each
Title of each class to be so registered	class is to be registered
Common Units representing limited partner interests	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates:	333-141687 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:	none

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
INDEX TO EXHIBITS

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the units representing limited partner interests in Spectra Energy Partners, LP (the “Registrant”) is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “Provisions of Our Partnership Agreement Relating to Cash Distributions” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141687) (the “Registration Statement on Form S-1”), initially filed with the Securities and Exchange Commission on March 30, 2007. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141687), initially filed with the Securities and Exchange Commission on March 30, 2007 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1).

3.	Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the Registration Statement on Form S-1).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPECTRA ENERGY PARTNERS, LP
	By:	SPECTRA ENERGY PARTNERS (DE) GP, LP, its General Partner
	By:	SPECTRA ENERGY PARTNERS GP, LLC, its General Partner

	By:	/s/ C. Gregory Harper
C. Gregory Harper
Date: June 22, 2007		President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141687), initially filed with the Securities and Exchange Commission on March 30, 2007 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1).

3.	Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the Registration Statement on Form S-1).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1).